Exhibit 10.1

SETTLEMENT AGREEMENT [SEMTECH/AMM/LMCC]

This Settlement Agreement and Mutual Release (“Agreement”) is made by and among Semtech Corporation (“Semtech”) on the one hand, and American Manufacturers Mutual Insurance Company (“AMM”) and Lumbermens Mutual Casualty Company (“LMCC”) on the other hand. AMM and LMCC shall be referred to herein collectively as “AMM/LMCC.” Semtech and AMM/LMCC shall be referred to herein individually as a “Party” and collectively as the “Parties.” The “Effective Date” of this Agreement is May 28, 2005.

RECITALS

WHEREAS, AMM provided policies of insurance to Semtech, including without limitation, commercial general liability insurance under written insurance policies 3MH 732 031-00 (effective 4/01/01 – 4/01/02) (the “2001 CGL Policy”) and 3MH 732 031-01 (effective 4/01/02 – 4/01/03) (the “2002 CGL Policy”); and errors and omissions liability insurance under written policy 3MH 732 031-00 (effective 4/01/01 – 4/01/02) (the “2001 E&O Policy”) (collectively, the “AMM Policies”); and

WHEREAS, LMCC provided policies of insurance to Semtech, including without limitation, errors and omissions liability insurance under written insurance policy 3LH 002606 00 (effective 4/01/02 – 4/01/03) (the “LMCC Policy”); and

WHEREAS, one of Semtech’s customers (“Customer”) made a claim against Semtech alleging over one hundred million dollars of damages arising out of the failures of allegedly defective computer chips manufactured by Semtech and incorporated into certain Customer products (i.e., the “Semtech products”); and

WHEREAS, Semtech, with AMM/LMCC’s consent, and Customer entered into a settlement agreement in or around March 2003 that, inter alia, obligated Semtech to make payments to Customer totaling $12 million in exchange for a release (the “Customer Settlement”); and

WHEREAS, Semtech sought coverage under the AMM Policies and the LMCC Policy for Customer’s claim for damages and related defense fees and claims expenses arising out of the failures of the Semtech products referenced above, including indemnity coverage for the Customer Settlement (the “Insurance Claim”); and

WHEREAS, on April 8, 2003, Semtech filed a lawsuit in the United States District Court for the Central District of California (the “Court”), entitled Semtech Corporation v. Royal Insurance Company of America, et al., Case No. CV03-2460 GAF (PJWx), seeking declaratory relief and damages for breach of contract (the “Coverage Action”); and

WHEREAS, Semtech and AMM/LMCC desire to settle any disputes between them which they now have relating to the Coverage Action, the Customer Settlement and the Insurance Claim;

NOW, THEREFORE, in consideration of the mutual promises, covenants, obligations, agreements, and other undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree by and among themselves, each with the other, as follows:

AGREEMENT

1. PAYMENTS.

1.1. Payment By AMM. Within thirty (30) days following the execution of this Agreement by Semtech, AMM shall deliver to Semtech’s attorneys a check or draft in the amount of One Million U.S. Dollars ($1,000,000.00) made payable to “Semtech Corporation.” The foregoing payment shall be made as an indemnity payment under the 2001 CGL Policy and shall be referred to herein as the “Settlement Payment.” AMM hereby stipulates that the

Settlement Payment exhausts the $1,000,000 “Each Occurrence Limit” under the 2001 CGL Policy applicable to the Insurance Claim.

1.2. Payment By LMCC. LMCC has previously made payments under the LMCC Policy to Semtech totaling One Hundred Thirty-Four Thousand Nine Hundred Nine Dollars and Seventy-Two Cents ($134,909.72) for attorneys’ fees and cost allegedly incurred by Semtech arising from the Insurance Claim. The foregoing payments shall be referred to herein as the “Defense Payments.”

2. RELEASES.

2.1. Release by Semtech. Upon Semtech’s receipt of the Settlement Payment, but subject to the Court’s entry of the stipulated dismissal referenced in Section 4.1, Semtech and each of its parents, subsidiaries, affiliates, predecessors, trustees, successors and assigns (the “Semtech Releasors”), do forever release and absolutely and forever discharge and covenant not sue AMM and LMCC and each of their respective past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, principals, officers, directors, shareholders, agents, employees, independent contractors, suppliers, reinsurers, attorneys, and representatives, and each of them (collectively, the “AMM/LMCC Releasees”), of and from any and all liability, claims, defenses, causes of action, obligations, duties, penalties, attorneys’ fees, costs, damages, injuries, or liabilities of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether contingent or liquidated, which the Semtech Releasors have relating to or arising out of the Insurance Claim or the Coverage Action, including, without limitation, any claims for insurance coverage under the AMM and/or LMCC policies, breach of the AMM Policies or the LMCC Policy, breach of any implied covenant of good faith and fair dealing, bad faith and violations of the Unfair Practices Act (i.e., Insurance Code § 790, et seq.), arising from the Customer Settlement and/or Insurance Claim. Notwithstanding anything else in this Agreement, the Semtech Releasors are not releasing: (1) any other defendant in the coverage Action;

(2) any reinsurer of any of the AMM/LMCC Releasees to the extent such reinsurer is also an insurer of any of the Semtech Releasors; or (3) any of the AMM/LMCC Releasees from any duties or obligations under this Agreement.

2.2. Release by AMM/LMCC. In exchange for the foregoing release and other valuable consideration, AMM and LMCC, and each of their respective parents, subsidiaries, affiliates, predecessors, trustees, successors and assigns (the “AMM/LMCC Releasors”), upon Semtech’s receipt of the Settlement Payment, but subject to the Court’s entry of the stipulated dismissal referenced in Section 4.1, do forever release and absolutely and forever discharge and covenant not sue Semtech and each of its past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, principals, officers, directors, shareholders, agents, employees, independent contractors, suppliers, insurers (excluding other defendants in the coverage Action), reinsurers, attorneys, and representatives, and each of them (collectively, the “Semtech Releasees”), of and from any and all liability, claims, defenses, causes of action, obligations, duties, penalties, attorneys’ fees, costs, damages, injuries, or liabilities of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether contingent or liquidated, which the AMM/LMCC Releasors have relating to or arising out of the Insurance Claim or the Coverage Action, including, without limitation, any claims for breach of the AMM Policies or the LMCC Policy, breach of any implied covenant of good faith and fair dealing, bad faith, any claims relating to the Settlement Payment or the Defense Payments and any claims relating to the tender or investigation of the Insurance Claim. Notwithstanding anything else in this Agreement, the AMM/LMCC Releasors are not releasing: (1) any reinsurer of any of the Semtech Releasees to the extent such reinsurer is also a reinsurer of any of the AMM/LMCC Releasors; (2) Royal Insurance Company of America, and its successors and assigns (“Royal”) or National Union Fire

Insurance Company of Pittsburgh, PA, and its successors and assigns (“NUFIC”); or (3) any of the Semtech Releasees from any duties or obligations under this Agreement.

2.3. All Claims Included. With respect to the claims specifically released in Sections 2.1 and 2.2 above, the Parties agree that this Agreement includes all claims of every kind and nature relating to the Insurance Claim or the Coverage Action. As it pertains to such released claims, the Parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction. Section 1542 reads in pertinent part:

“A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The Parties each hereby acknowledge that the foregoing waiver of the provisions of Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction was separately bargained for and that they would not enter into this Agreement unless it included a broad release of all unknown claims relating to the Insurance Claim or the Coverage Action, including specifically any claim of fraud or misrepresentation in the inducement of this Agreement. The Parties each expressly agree that all release provisions in this Agreement shall be given full force and effect in accordance with each and all of their express terms and provisions, including those terms and provisions relating to unknown, unsuspected or future claims, demands and causes of action. The Parties each assume for themselves the risk of the subsequent discovery or understanding of any matter, fact or law, that if now known or understood, would in any respect have affected his, her or its entering into this Agreement.

3. ASSIGNMENT.

3.1. AMM and LMCC, and each of them, assign all of their respective rights, claims, defenses and causes of action against any other Semtech insurer, including, without limitation,

Royal and NUFIC, to contribution and/or indemnity arising out of the Settlement Payment or the Defense Payments. In consideration for the assignment, Semtech agrees to defend and indemnify AMM and LMCC against insurance contribution and indemnity claims brought by any insurer (including Royal and NUFIC) arising from the Insurance Claim or Customer Settlement, but in the manner set forth in Section 4 below.

4. DISMISSALS AND COVENANTS.

4.1. Stipulated Dismissal With Prejudice. Semtech covenants that within five (5) business days of its receipt of the Settlement Payment, Semtech will deliver to counsel for AMM/LMCC a stipulated dismissal of AMM/LMCC with prejudice from the Coverage Action without costs, sanctions or attorneys’ fees against any of the Parties, in substantially the same form as Exhibit 1 hereto. AMM/LMCC covenants that it shall, in turn, execute and file such stipulated dismissal in the United States District Court for the Central District of California.

4.2 Covenants Regarding Certain Present And Future Actions. In all present or future actions by Semtech against Royal, NUFIC or any insurer, wherein it asserts claims for insurance coverage relating to the Customer Settlement and the Insurance Claim, Semtech hereby agrees that it will not seek recovery of damages, including insurance coverage, from Royal, NUFIC or other insurer(s) of an amount exceeding each insurers’ respective aggregate proportional contractual share of the total contractual liability, based upon each insurer’s relative degree of contractual liability or responsibility. Said another way, Semtech shall only pursue Royal, NUFIC and others on a contractually proportionate basis. The intent of limiting Semtech’s recovery to Royal’s, NUFIC’s and other’s aggregate share of the total liability is to eliminate any contribution and indemnity claim Royal, NUFIC or others might make against AMM or LMCC.

4.3 Defense, Indemnity and Judgment Reduction. Notwithstanding the foregoing provision, if any insurer nevertheless seeks indemnity or contribution from AMM or LMCC as a result of a recovery by Semtech in the Coverage Action, Semtech agrees to defend AMM and LMCC (i.e., pay attorneys’ fees and costs) against such claim. Semtech’s agreement to pay defense attorneys’ fees and costs shall be limited to, and capped at $75,000. Should defense attorneys’ fees and costs exceed $75,000, AMM and LMCC shall thereafter assume the defense fees and costs. At all times, however, AMM and LMCC shall have the right to assign counsel and control the defense. If any insurer shall then obtain a judgment (the “Judgment”) against AMM or LMCC, notwithstanding the first sentence of Section 4.2, then Semtech shall have the option to either (1) fully indemnify AMM and LMCC against such Judgment; or (2) reduce its recovery against the other insurers (including Royal or NUFIC) in an amount equal to the Judgment obtained by such other insurers against AMM or LMCC. If Semtech, at its own expense and cost, wishes to appeal the entry of the Judgment, it shall be entitled to fully bond the Judgment, thereby staying execution against AMM and LMCC, in lieu of reducing Semtech’s recovery pending the outcome of said appeal. All such costs of appeal, including interest, shall therefore be borne by Semtech.

4.4 Cooperation by Semtech. In the event an insurer commences an action for contribution and/or indemnity against AMM or LMCC, Semtech agrees to cooperate in the defense of that action, including, but not limited to, providing Semtech documents and witnesses during discovery and trial.

5. REPRESENTATIONS AND WARRANTIES.

5.1. Prudence. The Parties, and each of them, represent and warrant that in executing this Agreement they rely solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims hereunder and regarding all matters which relate in any way to the subject matter hereof, and that, except as provided herein, they have not been influenced to any extent whatsoever in executing this Agreement by any representations, statements or omissions pertaining to any of the foregoing matters by any party or by any person representing any party to this Agreement. The Parties, and each of them, further represent and warrant to each other that he, she or it has made such investigation of the facts pertaining to the settlement, this Agreement and all of the matters pertaining thereto, as he, she or it deems necessary. Each Party assumes the risk of mistake as to facts or law.

5.2. Authority to Extinguish and Assign Claims. Each person executing this Agreement on behalf of any other person or entity does hereby personally represent and warrant to the other Parties that the Party for which he or she is signing has taken all necessary action to approve the making and performance of this Agreement, that he or she is competent to execute this instrument and that he or she is duly authorized, and has the full right and authority, to execute this Agreement on such Party’s behalf.

5.3. No Assignment or Transfer of Claims. The Parties, and each of them, warrant and represent to each other that they retain the sole right to and ownership of all rights, title and interest in and to every claim they release or assign herein and that they have not assigned, committed, or permitted, or agreed to any sale, encumbrance, hypothecation or transfer, whether by operation of law or otherwise, or otherwise transferred any interest in any of the claims they release or assign herein to any other person or entity.

6. CONFIDENTIALITY.

6.1. The Parties agree that the terms and provisions of this Agreement shall be, and remain, confidential as provided in this Section 6.1. Accordingly, neither this Agreement, nor any of its terms, shall be disclosed, published or in any way used in any proceeding, except: (a) in any action or proceeding where the existence or terms of the Agreement are at issue, including without limitation the Coverage Action, or where one of the Parties is seeking enforcement of this Agreement; (b) as required by law, regulation or court order; (c) to any regulator, member, subsidiary, affiliate, associated, or parent companies of the Parties and their counsel; (d) by written consent of the Parties hereto, such consent not to be unreasonably withheld; (e) to insurers or prospective insurers of Semtech or the insurers, reinsurers or prospective insurers and reinsurers of AMM/LMCC; (f) as necessary for the conduct of the Parties’ business, including disclosures determined to be necessary by the Party and/or its auditors, state and/or federal regulatory authorities or taxing authorities, and/or the Party’s existing or prospective lenders; and (g) to the Parties’ accountants or other such consultants.

7. MISCELLANEOUS.

7.1. Headings. Section headings are for convenience only and shall not be construed to change or affect the text of this Agreement.

7.2. Integration. Except for the AMM Policies and the LMCC Policy, this Agreement and the attachments incorporated herein contain the entire agreement between and among the Parties relating to the Insurance Claim and the Coverage Action, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, relating to those matters are merged into this Agreement.

7.3. Governing Law. This Agreement is governed by California law, without regard to California’s conflict of law principles.

7.4. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement shall be deemed continuing and shall survive the Effective Date of this Agreement.

7.5. Further Assurances. The Parties agree to execute such other documents and take such actions as may reasonably be necessary to further the purpose of this Agreement, including, without limitation, cooperating and supporting any motion or stipulation for determination that the Settlement Payment exhausts the “Each Occurrence Limit” under the 2001 CGL Policy applicable to the Insurance Claim, bringing a motion or executing a stipulation among the parties to confirm this settlement as a good faith settlement and bringing a motion against non-settling insurers (including Royal and NUFIC) to bar contribution or indemnity.

7.6. No Benefit to Non-Settling Parties. Except as expressly provided herein, this Agreement shall not confer any right or benefit upon, or release from liability any person who is not a party to this Agreement.

7.7. No Admissions. Except as provided in Section 1.1, none of the Parties have made, nor shall they be deemed to have made, any admission of any kind by their negotiation of or entry into this Agreement. Neither this Agreement nor any provision contained herein shall be construed by any person as an admission by any of the Parties of any liability for, related to or arising out of any of the claims released herein or any other claims of any other nature. The Parties are entering into this Agreement for the purpose of resolving disputed issues between them and to avoid the costs and risks of litigation.

7.8. Counterpart Originals. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. Facsimile signatures shall be considered the same as originals.

7.9. Binding Effect. This Agreement binds and inures to the benefit of the Parties, their assigns, heirs, administrators, executors, representatives, beneficiaries and successors, and each of them.

7.10. Modification. This Agreement cannot be modified or amended except by written agreement signed on behalf of each of the Parties.

7.11. Waiver. No portion of this Agreement may be waived except by written instrument signed on behalf of the Party on behalf of whom the waived provision is designed to benefit. A waiver of one provision is not a waiver of any other. Failure to enforce any provision of this Agreement shall not waive that provision or any other.

7.12. Construction. Any rule of construction to the effect that ambiguities in a writing are to be construed against the drafting party does not apply in the interpretation of this Agreement, or any portion hereof, which has actively been negotiated and drafted by counsel for each of the Parties, and all of them.

7.13. Severability. Provided the remainder of this document does not frustrate the purpose and intent of the law and the Parties in entering into this Agreement, in the event that any portion of this Agreement shall be judicially determined to be invalid or unenforceable to any extent, the same shall to that extent be deemed severable from this Agreement and the invalidity or unenforceability thereof shall not affect the validity and enforceability of the remaining portion of this Agreement.

8. DECLARATIONS.

BY SIGNING THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND DECLARES: (A) THAT THE PARTY HAS FULLY AND CAREFULLY READ THE AGREEMENT; (B) THAT THE PARTY CLEARLY UNDERSTANDS THAT THE AGREEMENT IS A COMPLETE AND FINAL SETTLEMENT; (C) THAT THE PARTY CLEARLY UNDERSTANDS THE MEANING, PURPOSE, AND INTENT OF EACH PROVISION OF THE AGREEMENT, AND THAT EACH PROVISION IS CLEAR AND DEFINITE; (D) THAT SEMTECH ON THE ONE HAND, AND AMM AND LMCC ON THE OTHER, HAVE NOT RELIED UPON ANY REPRESENTATION OF THE OTHER IN AGREEING TO THE TERMS OF THIS AGREEMENT; AND (E) THAT THE PARTY HAS BEEN REPRESENTED BY COMPETENT LEGAL COUNSEL WITH RESPECT TO NEGOTIATING, EXPLAINING, AND ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties, and each of them, hereby execute this Settlement Agreement and Mutual Release in consideration of the mutual promises made herein, as of the dates indicated below.

APPROVED AND AGREED TO:

SEMTECH CORPORATION

Dated: June 30, 2005	By:	/s/ JOHN M. BAUMANN
	Its:	Treasurer

AMERICAN MANUFACTURERS MUTUAL
INSURANCE COMPANY

Dated: June 30, 2005	By:	/s/ DOUGLAS R. WENZEL
	Its:	Claims Analyst

LUMBERMENS MUTUAL CASUALTY
COMPANY

Dated: June 30, 2005	By:	/s/ DOUGLAS R. WENZEL
	Its:	Claims Analyst

Exhibit 1

1

BRYAN M. BARBER (State Bar No. 118001)

bbarber@barberlg.com

FULTON M. SMITH (State Bar No. 121071)

fsmith@barberlg.com

BARBER LAW GROUP

101 California Street, Suite 1850

San Francisco, California 94111

Telephone: (415) 273-2930

Facsimile:   (415) 273-2940

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6	Attorneys for Defendants AMERICAN MANUFACTURERS MUTUAL INSURANCE COMPANY and LUMBERMENS MUTUAL CASUALTY COMPANY
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9	UNITED STATES DISTRICT COURT

10	CENTRAL DISTRICT OF CALIFORNIA

11	WESTERN DIVISION
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13	SEMTECH CORPORATION,	Case No.: CV 03-2460 GAF (PJWx)

14	Plaintiff,	STIPULATION AND REQUEST FOR DISMISSAL WITH PREJUDICE OF ACTION AS BETWEEN PLAINTIFF SEMTECH CORPORATION AND DEFENDANTS AMERICAN MANUFACTURES MUTAL INSURANCE COMPANY AND LUMBERMENS MUTUAL CASUALTY COMPANY
15	v.
16	ROYAL INSURANCE COMPANY OF AMERICA, et al,
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18	Defendants.
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20	Trial Date: December 5, 2005 Courtroom: 740 Judge: Hon. Gary A. Feess
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IT IS HEREBY STIPULATED AND AGREED TO among the Plaintiff Semtech Corporation (“Semtech”) and Defendants American Manufacturers Mutual Insurance Company (“AMM”) and Lumbermens Mutual Casualty Company (“LMCC”) in this action, through their designated counsel, that pursuant to FRCP 41(a)(1) the captioned matter be, and is hereby dismissed with prejudice

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28	STIPULATION AND REQUEST FOR DISMISSAL WITH PREJUDICE OF ACTION AS BETWEEN PLAINTIFF SEMTECH CORPORATION AND DEFENDANTS AMERICAN MANUFACTURES MUTAL INSURANCE COMPANY AND LUMBERMENS MUTUAL CASUALTY COMPANY
Case No.: CV 03-2460 GAF (PJWx)

Exhibit 1

1	as to AMM and LMCC only. These three parties have entered into a confidential settlement resolving all issues. Each party is to bear its own attorneys fees, costs and expert fees/costs.
2	Date: July , 2005	IRELL & MANELLA, LLP
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5		Attorneys for Plaintiff
6		Semtech Corporation
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8	Date: July , 2005	BARBER LAW GROUP

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10		Attorneys for Defendants
11		American Manufacturers Mutual Insurance Company and Lumbermens Mutual Casualty Company
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15	Good cause appearing, IT IS SO ORDERED.

16	Date: , 2005
17		Honorable Gary A. Feess
18		United States District Court
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28	STIPULATION AND REQUEST FOR DISMISSAL WITH PREJUDICE OF ACTION AS BETWEEN PLAINTIFF SEMTECH CORPORATION AND DEFENDANTS AMERICAN MANUFACTURES MUTAL INSURANCE COMPANY AND LUMBERMENS MUTUAL CASUALTY COMPANY
Case No.: CV 03-2460 GAF (PJWx)